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                                                                    Exhibit 23.2

                         Consent of Independent Auditor

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 9, 2002, in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-4, 333-81150) and related Prospectus of Sovereign Real Estate Investment Trust for the registration of 161,792 shares of its 12% Series A noncumulative exchangeable preferred interests.

/s/ Ernst & Young LLP
Philadelphia, PA
May 9, 2002